UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2008, Cobra Electronics Corporation (the “Company”) entered into the Loan and Security Agreement among the Company, PrivateBank and Trust Company (“PrivateBank”), as a lender and administrative agent for itself and the other lenders from time to time party hereto (the “Lenders”), and RBS Citizens, N.A., as Lender (the “Loan Agreement”). The Loan Agreement provides for a $5,690,000 term loan facility and a $40,000,000 revolving credit facility. Each facility will mature on October 19, 2011. Borrowings under the term loan facility are being used to repay amounts outstanding under the Company’s existing term loan facility under the Amended and Restated Loan and Security Agreement dated as of October 19, 2006 among the Company, LaSalle Bank National Association, as lender and agent, and the other lenders party thereto, as amended, which agreement, including the revolving credit facility thereunder, was terminated as of February 15, 2008. Availability under the new revolving credit facility will be based on a borrowing base formula taking into account eligible accounts, eligible inventory, eligible documentary letters of credit and reserves required to be maintained under the Loan Agreement. Borrowings under the Loan Agreement will bear interest at the option of the Company at the LIBOR rate or a base rate consisting of the higher of the prime rate and the federal funds rate plus 0.5% per annum plus the applicable interest rate margin determined based on the Company’s total debt to EBITDA ratio. Mandatory prepayments of amounts borrowed under the term loan facility will be required upon certain circumstances. The amounts borrowed under the Loan Agreement will be secured by a first priority security interest in substantially all of the Company’s assets, other than a portion of the Company’s equity interests in non-U.S. subsidiaries. The Loan Agreement contains certain financial and other covenants and provides for the payment by the Company of certain fees and expenses of the Lenders.

A copy of the Loan Agreement is attached hereto as Exhibit 10-1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 22, 2008, the Company released earnings information for the quarter and year ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99-1 and incorporated herein by reference. In the press release, the Company discloses adjusted sales, adjusted operating income and adjusted gross margin for the quarter and year ended December 31, 2007, which are considered “non-GAAP financial measures” under Securities and Exchange Commission rules. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

The press release contains a reconciliation of net sales on a GAAP basis to adjusted sales, a reconciliation of net loss on a GAAP basis to adjusted operating income and a reconciliation of gross margin on a GAAP basis to adjusted gross margin. Management believes that the presentation of these measures, as adjusted, is useful to investors because it provides a means of evaluating the Company’s operating performance and results from period to period on a comparable basis not otherwise apparent on a GAAP basis, since many one-time charges, including items that may not affect the Company’s operations, do not meet the strict GAAP definition of unusual non-recurring items.

Item 9.01.	Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10-1	Loan and Security Agreement dated as of February 15, 2008 among Cobra Electronics Corporation, The PrivateBank and Trust Company, as a lender and administrative agent for itself and the other lenders, and RBS Citizens, N.A., as lender.

99-1	Press release dated February 22, 2008 issued by Cobra Electronics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Name:	Michael Smith
Title:	Senior Vice President and Chief Financial Officer

Date: February 22, 2008

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10-1	Loan and Security Agreement dated as of February 15, 2008 among Cobra Electronics Corporation, The PrivateBank and Trust Company, as a lender and administrative agent for itself and the other lenders, and RBS Citizens, N.A., as lender.

99-1	Press release dated February 22, 2008 issued by Cobra Electronics Corporation